RESOLUTIONS



BE IT RESOLVED, That the Board of Directors of Bankers Life Assurance Company of Nebraska ("Company"), pursuant to the provisions of Section 44-402.01 of the Nebraska Insurance Code, hereby establishes a separate account designated "Bankers Life Assurance Company of Nebraska Separate Account VA-2" (hereinafter "Separate Account") for the following use and purposes, and subject to such conditions as hereinafter set forth:

FURTHER RESOLVED, That Separate Account is established for the purpose of providing for the issuance by the Company of variable annuities, or other insurance contracts, and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such annuities;

FURTHER RESOLVED, That the income, gains and losses, whether or not realized, from assets allocated to Separate Account shall, in accordance with the annuities, be credited to or charged against such account without regard to other income, gains, or losses of the Company; and

FURTHER RESOLVED, That Separate Account shall be divided into Investment Subdivisions, each Investment Subdivision in Separate Account shall invest in the shares of a designated mutual fund portfolio and net premiums under the annuities shall be allocated to the eligible portfolios set forth in the annuities in accordance with instructions received from owners of the annuities; and

FURTHER RESOLVED, That the Board of Directors expressly reserves the right to add or remove any Investment Subdivision of Separate Account as it may hereafter deem necessary or appropriate; and

FURTHER RESOLVED, That the President and Chief Executive Officer, any Vice President, the Treasurer, the Secretary, or any Assistant Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company's cash in Separate Account or in any Investment Subdivision thereof as may be deemed necessary or appropriate to facilitate the commencement of Separate Account's operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940; and

FURTHER RESOLVED, That the President and Chief Executive Officer, any Vice President, the Treasurer, the Secretary, or any Assistant Vice President,, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time between the
Company's   general  account  and  Separate   Account  as  deemed  necessary  or
appropriate and consistent with the terms of the annuities; and
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FURTHER RESOLVED,  That the Board of Directors of the Company reserves the right
to  change  the  designation  of  Separate  Account   hereafter  to  such  other
designation as it may deem necessary or appropriate; and

FURTHER RESOLVED, That the President and Chief Executive Officer, any Vice President, the Treasurer, the Secretary, or any Assistant Vice President, and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be and they hereby are, severally authorized and directed to take all action necessary to: (a) Register Separate Account as a unit investment trust under the Investment Company Act of 1940, as amended; (b) Register the annuities in such amounts, which may be an indefinite amount, as the said officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) Take all other actions which are necessary in connection with the offering of said annuities for sale and the operation of Separate Account in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the said officers of the Company shall deem necessary or appropriate; and

FURTHER RESOLVED, That the President and Chief Executive Officer, any Vice President, the Treasurer, the Secretary, or any Assistant Vice President, and each of them, with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of Separate Account and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the annuities and any and all amendments to the foregoing on behalf of Separate Account and the Company and on behalf of and as attorneys-in-fact for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

FURTHER RESOLVED, That Julian H. Hopkins, Vice President, and Cathy G. O'Kelly, Esquire, are duly appointed as agents for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

FURTHER RESOLVED, That the President and Chief Executive Officer, any Vice President, the Treasurer, the Secretary, or any Assistant Vice President, and each of them, with full power to act without the others, hereby is severally authorized on behalf of Separate Account and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to
offer  and  sell  the  annuities,  including  any  registrations,   filings  and
qualifications both of the Company, its officers, agents and employees, and of the
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policies,  under the insurance and  securities  laws of any of the states of the
United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions applications for exemptions, consents to service or process and other papers and instruments as may be required under such laws, and to take any and all further action which the said officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the said officer or legal counsel deem it to be in the best interests of Separate Account and the Company; and

FURTHER RESOLVED, That the President and Chief Executive Officer, any Vice President, the Treasurer, the Secretary, or any Assistant Vice President, and each of them, with full power to act without the others, be, and they hereby are, severally authorized in the names and on behalf of Separate Account and the Company to execute and file irrevocable written consents on the part of Separate Account and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of the annuities and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Separate Account and of the Company for the purpose of receiving and accepting process; and

FURTHER RESOLVED, That the President and Chief Executive Officer, any Vice President, the Treasurer, the Secretary, or any Assistant Vice President, and each of them, with full power to act without the others, be, and hereby is, severally authorized to establish procedures under which the Company will institute procedures for providing voting rights for owners of the annuities with respect to securities owned by Separate Account; and

FURTHER RESOLVED, That the President and Chief Executive Officer, any Vice President, the Treasurer, the Secretary, or any Assistant Vice President, and each of them, with full power to act without the others, is hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with BLN Investment Corp ("BLNIC") or other qualified entity under which BLNIC or such other entity will be appointed principal underwriter and distributor for the annuities and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Separate Account and the design, issuance, and administration of the annuities.

FURTHER RESOLVED, That because Separate Account will invest solely in the securities issued by a specific mutual fund corporation registered under the Investment Company Act of 1940, the President and Chief Executive officer, any Vice President, the Treasurer, the Secretary, or any Assistant Vice President, and each of them, with
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full power to act without the others, are hereby severally authorized to execute
whatever   agreements  as  may  be  necessary  or  appropriate  to  enable  such investments to be made.

FURTHER RESOLVED, That the President and Chief Executive Officer, any Vice President, the Treasurer, the Secretary, or any Assistant Vice President, and each of them, with full power to act without the others are hereby severally authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.



                            C E R T I F I C A T I 0 N


         I, W. D. Marting, duly authorized Secretary of Bankers Life Assurance Company of Nebraska do hereby certify that the above is a true and correct copy of a resolution adopted by the Board of Directors on May 28, 1987 and that such resolution remains in full force and effect on this 28th day of May, 1987.



       CORPORATE SEAL                    /s/ W. D.  Marting
                                    ------------------------------------------
                                         W. D.  Marting, - Secretary